UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 22, 2019

The 4Less Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55089	90-1494749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Mayflower, Las Vegas, Nevada 89030

(Address of principal executive offices)

Registrant’s telephone number, including area code     (702) 267-6100 x.4

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2019, pursuant to a Schedule 14C Definitive Information Statement filed on February 1, 2019, The 4Less Group, Inc., f/k/a MedCareers Group, Inc. (the “Company”) filed with the Secretary of State for the state of Nevada a Certificate of Amendment to Articles of Incorporation in which:

1.	The name of the Company was changed from MedCareers Group, Inc. to The 4Less Group, Inc.;

2.	The number of authorized common stock was increased to 20,000,000,000; and

3.	A 6000:1 reverse split of the common stock of the Company was effectuated.

The Company did not, at that time, and as required by the SEC, file a Current Report on Form 8-K, and is now rectifying such error. The Certificate of Amendment to Articles of Incorporation is attached hereto. The Schedule 14C Definitive Information Statement is available at the following link: https://www.sec.gov/Archives/edgar/data/1438901/000116169719000046/schedule_14c.htm

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to Articles of Incorporation, filed with Nevada on 2/2/2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2020

The 4 Less Group Inc.

By: /s/ Timothy Armes

Timothy Armes

Chief Executive Officer